Exhibit 11





Period Ending               06/30/05
--------------------------------------                                            Current
                                                                                  Period      Year to Date
                                          Net Shares      Total    Grant/Purch.    Days           Days
                                            Added         Shares      Date       Outstanding  Outstanding
                                            -----         ------      ----       -----------  ----------
Common Stock                                        -    1,992,056   12/31/03        91           181
Common Stock Dividend                               -      209,300   03/31/03        91           181
Preferred A Stock - Convertible                     -      616,447   09/29/00        91           181
Preferred B Stock - Convertible                     -      233,317   01/09/02        91           181
Preferred C Stock - Convertible                     -      500,000   03/01/05        91           121
                                           -----------  -----------
End of period                                       -    3,551,120



Period Ending               06/30/05             For the Three Months Ended June 30, 2005  For the Six Months Ended June 30, 2005
--------------------------------------           ----------------------------------------  --------------------------------------

                                                             Basic            Diluted              Basic            Diluted
                                                           Weighted          Weighted            Weighted          Weighted
                                                            Shares            Shares              Shares            Shares
                                                            ------            ------              ------            ------
Common Stock                                                181,277,096       181,277,096         360,562,136       360,562,136
Common Stock Dividend                                        19,046,300        19,046,300          37,883,300        37,883,300
Preferred A Stock - Convertible                                       -                 -                   -                 -
Preferred B Stock - Convertible                                       -                 -                   -                 -
Preferred C Stock - Convertible                                       -                 -                   -                 -
                                                        ----------------  ----------------    ----------------  ----------------
End of period                                               200,323,396       200,323,396         398,445,436       398,445,436

Days Outstanding from Beginning of Period                            91                91                 181               181
--------------------------------------                  ----------------  ----------------    ----------------  ----------------
Weighted average number of common shares outstanding          2,201,356         2,201,356           2,201,356         2,201,356

Net (loss) from continuing operations                          (211,338)         (211,338)           (374,988)         (374,988)
--------------------------------------                  ----------------  ----------------    ----------------  ----------------
Net (loss)                                                     (211,338)         (211,338)           (374,988)         (374,988)
                                                        ================  ================    ================  ================

Net (loss) from continuing operations per share                   (0.10)            (0.10)              (0.17)            (0.17)
--------------------------------------                  ----------------  ----------------    ----------------  ----------------
Net (loss) per share                                              (0.10)            (0.10)              (0.17)            (0.17)
                                                        ================  ================    ================  ================



Period Ending               06/30/04
--------------------------------------                                            Current
                                                                                  Period      Year to Date
                                          Net Shares      Total    Grant/Purch.    Days           Days
                                            Added         Shares      Date       Outstanding  Outstanding
                                            -----         ------      ----       -----------  ----------
Common Stock                                        -    1,992,056   12/31/03        91           182
Common Stock Dividend                               -      209,300   03/31/03        91           182
Preferred A Stock - Convertible                     -      616,447   09/29/00        91           182
Preferred B Stock - Convertible                     -      233,317   01/09/02        91           182
                                           -----------  -----------
End of period                                       -    3,051,120





Period Ending               06/30/04             For the Three Months Ended June 30, 2004  For the Six Months Ended June 30, 2004
--------------------------------------           ----------------------------------------  --------------------------------------
                                                             Basic            Diluted              Basic            Diluted
                                                           Weighted          Weighted            Weighted          Weighted
                                                            Shares            Shares              Shares            Shares
                                                            ------            ------              ------            ------
Common Stock                                                181,277,096       181,277,096         362,554,192       362,554,192
Common Stock Dividend                                        19,046,300        19,046,300          38,092,600        38,092,600
Preferred A Stock - Convertible                                       -        56,096,677                   -       112,193,354
Preferred B Stock - Convertible                                       -        21,231,847                   -        42,463,694
                                                        ----------------  ----------------    ----------------  ----------------
End of period                                               200,323,396       277,651,920         400,646,792       555,303,840

Days Outstanding from Beginning of Period                            91                91                 182               182
--------------------------------------                  ----------------  ----------------    ----------------  ----------------
                                                              2,201,356         3,051,120           2,201,356         3,051,120

Net income from continuing operations                            29,093            29,093             121,699           121,699
--------------------------------------                  ----------------  ----------------    ----------------  ----------------
Net income                                                       29,093            29,093             121,699           121,699
                                                        ================  ================    ================  ================

Net income from continuing operations per share                    0.01              0.01                0.06              0.04
--------------------------------------                  ----------------  ----------------    ----------------  ----------------
Net income per share                                               0.01              0.01                0.06              0.04
                                                        ================  ================    ================  ================


                                       34